UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2007

Cooper Industries, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-31330	98-0355628
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Travis, Suite 5600, Houston, Texas		77002-1001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2007, Cooper announced that Rick L. Johnson has been appointed as Corporate Controller. Jeffrey B. Levos, who currently serves as Cooper's principal accounting officer, recently announced his plans to retire effective on or about March 2008. Upon Mr. Levos' retirement, Mr. Johnson will assume the duties of Vice President, Controller and Chief Accounting Officer.

Mr. Johnson, age 54, has experience serving in both divisional and corporate financial positions over the past 30 years. Mr. Johnson has been Vice President for Cooper Crouse-Hinds since joining the Company in 2005. Previously, he was Senior Vice President and Chief Financial Officer for Impulse Wear, Inc. and prior to that he served as President of Tyco Valves & Controls North America of Tyco International, Inc. and as Vice President of Finance of the Tyco Electrical & Metal Products division. Prior to joining Tyco, Mr. Johnson served as Vice President and Chief Financial Officer of Optek Sensor Group of Dyson Kissner Moran Inc. and various positions with Flowserve Corporation, including Vice President, Business Development and Corporate Controller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries, Ltd.

September 21, 2007	By:	/s/ Terry A. Klebe

Name: Terry A. Klebe
Title: Senior Vice President and Chief Financial Officer